Exhibit 99.1

Alaska Communications Reports Third Quarter 2015 Results

Increased Total Broadband Revenue 7.6 Percent, Again Delivering Industry-Leading Revenue Growth

Improved Adjusted EBITDA Remains on Track to Achieve 2015 Exit Run Rate Target

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 5, 2015--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the third quarter of 2015.

“Our focus on reliable broadband technologies, differentiated by customer service, resulted in strong sales and financial performance in the third quarter. Q3 Adjusted EBITDA, as expected, grew significantly, up 13.7% sequentially to $12.6 million. We expect Q4 performance will show continued strong sequential growth from revenue uplift and additional cost reductions. This supports our goal to achieve a 2015 Adjusted EBITDA exit run rate of $54 million to $56 million and strengthens our financial foundation going into 2016.

“Consistently performing to our plan over the last four years, we have transformed Alaska Communications into a pure play broadband and IT managed services provider. Our management team has strengthened our balance sheet, refinanced our debt, and achieved industry-leading growth. We are focused on our future, positioning Alaska Communications for further success in broadband and IT managed services and creating shareholder value. We are at a natural place in our evolution to provide leadership opportunities for our deeply experienced management team,” said President and CEO Anand Vadapalli.

Laurie Butcher, who has been a key financial leader at Alaska Communications for many years, has been promoted to senior vice president of finance and will lead the finance organization, succeeding CFO Wayne Graham. Butcher joined Alaska Communications in 1997 and served as vice president of finance for the past 10 years. The company has also aligned its core sales and operations functions in three key areas. Bill Bishop, who has led the company’s growth in business sales, has been promoted to senior vice president of business services and will lead the business and wholesale segment. Mike Todd, who has led Alaska Communications’ successful network expansion, has been named senior vice president of consumer services and will lead the consumer segment. Randy Ritter, named senior vice president of shared services, previously led the company’s successful entry into IT managed services.

“Collectively, our team has five decades’ experience at Alaska Communications and over 100 years in the telecom sector. This extensive knowledge of the telecommunications industry and the Alaska market, along with our focus on customer experience, will serve our investors, customers and employees well,” said Vadapalli.

Wayne Graham, chief financial officer, along with David Eisenberg, chief revenue officer, will be separating from Alaska Communications effective the end of November. “I thank Wayne and David for their leadership and service. Their dedication and stellar performance record helped create today’s Alaska Communications,” noted Vadapalli.

“I am proud of our rising executives and confident in their talent. We are in the right markets, at the right time, with the right team. We have built a platform to increase shareholder value by delivering top-line performance, growing Adjusted EBITDA and generating strong free cash flow while operating at some of the lowest leverage levels in our sector,” concluded Vadapalli.

Third Quarter 2015 Revenue Highlights Compared to Third Quarter 2014

  Total Service and Other:
    Revenue was $54.7 million. Compared to $53.4 million, revenue grew 2.5 percent year over year.
    Total broadband revenue reached $18.6 million, up 7.6 percent from $17.3 million.
  Business and Wholesale:
    Comprised 54.3 percent of total service and other revenue and is expected to continue to generate an increasing percentage of our top line performance.
    Revenue grew to $29.7 million, up 6.2 percent from $28.0 million, led by continued strong broadband performance.
    Broadband revenue reached $12.5 million, up 14.1 percent from $11.0 million.
  Consumer:
    Comprised 18.2 percent of total service and other revenue.
    Revenue was $9.9 million, down 4.7 percent from $10.4 million, reflecting general industry trends.
    Broadband revenue was $6.1 million, down 3.5 percent from $6.3 million.
  Access and Other:
    Comprised 27.5 percent of total service and other revenue.
    Revenue grew to $15.1 million, up 0.6 percent from $15.0 million, led by an increase in equipment sales and installations.

Financial Highlights from Third Quarter 2015

  Completed the refinancing of our senior loan facility on September 14, 2015, entering into $100 million of senior secured financing, including a $10 million undrawn revolving loan. The company has no debt maturities prior to 2018.
  Reported continued benefits from the wind down of the wireless business resulting in increased Adjusted EBITDA to $12.6 million, up from $11.1 million in Q2. The remaining wind down activities and the resulting benefits will be completed in Q4.
  Total debt was $188.7 million, and cash balances were $42.1 million at September 30, 2015.

“During Q3, we achieved several financial milestones. We refinanced our senior debt facility, lowered our cost structure and turned up record sales activities that are expected to result in a strong Q4. The management team is focused on building on this success with an increasing focus on not only top-line and Adjusted EBITDA performance, but driving free cash flow growth in 2016,” said CFO Wayne Graham.

2015 Guidance

The company reaffirmed 2015 guidance as follows:

  Total service and other revenue of approximately $220 million
  Run rate Adjusted EBITDA exiting 2015 of $54 million to $56 million
  Net capital expenditures range of $34 million to $36 million1
  Net debt at year end of approximately $159 million

1. The purchase of the North Slope Network is not included in capital spending guidance. Schedule 5 presents the impact of this investment on overall capital spending results for the year.

Conference Call

The company will host a conference call and live webcast on Thursday, November 5, 2015 at 3:00 p.m. Eastern Standard Time to discuss the results. The live webcast will include a slide presentation. Parties in the U.S. and Canada can access the call at 1-888-523-1208 and enter pass code 737999. All other parties can access the call at 1-719-955-1569.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for 90 days. A replay of the call will be available two hours after the call and will run until December 7, 2015, at 4:00 p.m. EST. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 1306436. All other parties can call 1-719-457-0820 and enter pass code 1306436.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Free Cash Flow and Net Debt, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our suppliers’ provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Operating revenues:
Operating revenues, non-affiliates	$54,735	$76,683	$175,611	$232,031
Operating revenues, affiliates	-	1,782	575	5,323
Total operating revenues	54,735	78,465	176,186	237,354

Operating expenses:
Cost of services and sales, non-affiliates	24,673	31,416	81,056	91,274
Cost of services and sales, affiliates	-	13,534	4,961	43,295
Selling, general & administrative	20,387	25,017	70,982	74,926
Depreciation and amortization	8,475	8,585	25,491	25,850
(Gain) loss on disposal of assets, net	(6,978)	(199)	(46,364)	612
Earnings from equity method investments	-	(11,556)	(3,056)	(29,247)

Total operating expenses	46,557	66,797	133,070	206,710

Operating income	8,178	11,668	43,116	30,644

Other income and expense:
Interest expense	(4,077)	(8,615)	(18,381)	(26,144)
Loss on extinguishment of debt	(2,250)	-	(2,250)	-
Interest income	14	28	56	42
Total other income and expense	(6,313)	(8,587)	(20,575)	(26,102)

Income before income tax expense	1,865	3,081	22,541	4,542

Income tax expense	(663)	(1,203)	(9,982)	(1,964)

Net income	1,202	1,878	12,559	2,578

Less net loss attributable to non-controlling interest	(37)	-	(56)	-

Net income attributable to ACS	$1,239	$1,878	$12,615	$2,578

Net income per share:
Basic and Diluted	$0.02	$0.04	$0.25	$0.05

Weighted average shares outstanding:
Basic	50,399	49,498	50,191	49,265
Diluted	51,588	50,155	51,246	49,730

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2015	2014

Current assets:
Cash and cash equivalents	$42,104	$31,709
Restricted cash	2,052	467
Accounts receivable, net of allowance of $2,022 and $2,338	24,506	30,900
Materials and supplies	4,927	4,321
Prepayments and other current assets	7,846	6,575
Deferred income taxes	12,943	104,245
Current assets held-for-sale	-	9,565
Total current assets	94,378	187,782

Property, plant and equipment	1,332,184	1,333,134
Less: accumulated depreciation and amortization	(967,140)	(976,401)
Property, plant and equipment, net	365,044	356,733

Deferred income taxes	5,047	-
Equity method investments	-	252,067
Non-current assets held-for-sale	-	14,664
Other assets	1,843	301
Total assets	$466,312	$811,547

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$3,249	$15,521
Accounts payable, accrued and other current liabilities, non-affiliates	58,030	54,373
Accounts payable, accrued and other current liabilities, affiliates, net *	-	4,853
Advance billings and customer deposits	4,603	4,490
Current liabilities held-for-sale	-	18,728
Total current liabilities	65,882	97,965

Long-term obligations, net of current portion	185,403	413,978
Deferred income taxes	-	81,267
Other long-term liabilities, net of current portion	61,776	24,370
Non-current liabilities held-for-sale	-	2,107
Deferred AWN capacity revenue, net of current portion	-	56,734
Total liabilities	313,061	676,421
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	504	497
Additional paid in capital	156,724	154,368
Accumulated deficit	(1,973)	(14,588)
Accumulated other comprehensive loss	(3,120)	(5,151)
Total ACS stockholders' equity	152,135	135,126
Non-controlling interest	1,116	-
Total stockholders' equity	153,251	135,126

Total liabilities and stockholders' equity	$466,312	$811,547

* Affiliate balances are related to activity with our equity method investment in AWN.
On February 2, 2015 we sold our interest in AWN.

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net income	$1,202	$1,878	$12,559	$2,578
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	8,475	8,585	25,491	25,850
Gain on wireless sale	(7,092)	-	(48,232)	-
Loss (gain) on the disposal of assets, net	114	(199)	1,868	612
Unrealized gain on ineffective hedge	(278)	-	(820)	-
Amortization of debt issuance costs and debt discount	1,019	1,260	5,690	3,926
Amortization of ineffective hedge	-	362	1,970	1,276
Loss on extinguishment of debt	2,250	-	2,250	-
Cash paid for debt extinguishment	(391)	-	(391)	-
Amortization of deferred capacity revenue	(693)	(809)	(2,162)	(2,819)
Stock-based compensation	619	684	1,898	1,877
Deferred income tax expense	6,965	961	3,571	1,708
Provision for uncollectible accounts	66	1,467	1,385	2,942
Cash distribution from equity method investments	-	11,556	3,056	29,247
Earnings from equity method investments	-	(11,556)	(3,056)	(29,247)
Other non-cash expense, net	274	111	817	318
Income taxes payable	(6,302)	-	1,736	-
Changes in operating assets and liabilities	7,127	5,538	(2,521)	1,623
Net cash provided by operating activities	13,355	19,838	5,109	39,891

Cash Flows from Investing Activities:
Capital expenditures	(12,083)	(16,042)	(38,216)	(33,916)
Capitalized interest	(444)	(720)	(1,232)	(2,082)
Change in unsettled capital expenditures	2,713	3,114	3,387	(1,300)
Cash received in acquisition of business	-	-	-	68
Proceeds on wireless sale	7,092	-	285,160	-
Proceeds on sale of assets	3	136	3,129	136
Return of capital from equity investment	-	944	1,875	8,286
Net change in restricted accounts	(1,357)	-	(1,357)	-
Net cash (used) provided by investing activities	(4,076)	(12,568)	252,746	(28,808)

Cash Flows from Financing Activities:
Repayments of long-term debt	(90,553)	(5,280)	(333,390)	(24,022)
Proceeds from the issuance of long-term debt	90,061	-	90,061	-
Debt issuance costs	(3,513)	-	(4,555)	-
Cash paid in acquisition of business	-	(795)	(291)	(795)
Cash proceeds from non-controlling interest	-	-	250	-
Payment of withholding taxes on stock-based compensation	-	(3)	(402)	(586)
Excess tax benefit from share-based payments	-	-	733	-
Proceeds from issuance of common stock	(1)	-	134	132
Net cash used by financing activities	(4,006)	(6,078)	(247,460)	(25,271)

Change in cash and cash equivalents	5,273	1,192	10,395	(14,188)

Cash and cash equivalents, beginning of period	36,831	27,659	31,709	43,039

Cash and cash equivalents, end of period	$42,104	$28,851	$42,104	$28,851

Supplemental Cash Flow Data:
Interest paid	$2,179	$6,008	$11,120	$22,036
Income taxes paid, net	$-	$206	$3,942	$220

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$1,202	$1,878	$12,559	$2,578
Add (subtract):
Interest expense	4,077	8,615	18,381	26,144
Loss on extinguishment of debt	2,250	-	2,250	-
Interest income	(14)	(28)	(56)	(42)
Depreciation and amortization	8,475	8,585	25,491	25,850
Loss (gain) on disposal of assets, net	114	(199)	1,868	612
Earnings from equity method investment in TekMate	-	-	-	(12)
Earnings from equity method investment in AWN	-	(11,556)	(3,056)	(29,235)
Gain on sale of assets	(7,092)	-	(48,232)	-
AWN distributions received/receivable, net	-	12,500	765	37,500
AWN distributions received for the prior period	-	(4,167)	-	(4,167)
AWN distributions receivable within 12 days	-	4,167	-	4,167
Income tax expense	663	1,203	9,982	1,964
Stock-based compensation	619	684	1,898	1,877
Long-term cash incentives	714	587	1,356	1,572
Pension adjustment	210	-	210	-
Earthquake-related expense	-	1,228	-	1,228
Net loss attributable to non-controlling interest	37	-	56	-
Wireless sale transaction-related and wind down costs	1,321	28	12,629	240

Adjusted EBITDA	$12,576	$23,525	$36,101	$70,276

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company’s results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, earnings on equity method investments, gain on the sale of our wireless operations, provisions for taxes, wireless transaction-related costs, loss attributable to non-controlling interest, stock-based compensation, pension adjustments, earthquake-related expenses and expenses under the company’s long-term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Adjusted EBITDA	$12,576	$23,525	$36,101	$70,276

Less:
Capital expenditures	(12,083)	(16,042)	(27,216)	(33,916)
Milestone billings for fiber build project for a carrier customer	-	2,000	2,500	2,000
Net capital expenditures	(12,083)	(14,042)	(24,716)	(31,916)

Purchase of North Slope fiber network
Acquisition price	-	-	(11,000)	-
Less: 50% due in 2016	-	-	5,500	-
Less: proceeds on sale of fiber to JV partner	-	-	2,650	-
Less: other cash proceeds	-	-	400	-
Net North Slope purchase	-	-	(2,450)	-

Amortization of GCI/AWN capacity revenue	(520)	(647)	(1,649)	(2,337)
Earthquake-related expense	-	(1,228)	-	(1,228)
Cash interest expense	(2,179)	(6,008)	(11,120)	(22,036)

Free cash flow	$(2,206)	$1,600	$(3,834)	$12,759

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for carrier customer, less cash interest expense, earthquake-related expenses, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and in Q2 2015 the purchase of the North Slope fiber network.

ACS continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 are related to the Wireless retail sale and are not included in free cash flow.

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Service revenue:	2015	2014	2015	2014
Business and wholesale customers
Voice	$5,562	$5,666	$16,544	$16,948
Broadband	12,506	10,962	36,569	32,658
Managed IT services	708	1,007	2,247	2,540
Other	2,108	1,800	5,708	5,256
Wholesale	8,816	8,544	26,932	24,723
Business and wholesale service revenue	29,700	27,979	88,000	82,125

Consumer customers
Voice	3,487	3,686	10,257	11,399
Broadband	6,114	6,336	19,136	18,441
Other	337	409	873	1,191
Consumer service revenue	9,938	10,431	30,266	31,031

Total service revenue	39,638	38,410	118,266	113,156
Growth in service revenue	3.2%		4.5%
Growth in broadband service revenue	7.6%		9.0%

Other revenue:
Equipment sales and installations	1,757	1,310	4,667	3,421
Access	8,420	8,771	25,477	26,732
High cost support	4,920	4,922	14,761	18,271
Total service and other revenue	54,735	53,413	163,171	161,580
Growth in service and other revenue	2.5%		1.0%
Growth excluding equipment sales	1.7%		0.2%

Wireless and AWN related revenue:
Service revenue, equipment sales and other	-	19,685	6,300	58,856
Transition services	-	-	4,769	-
CETC	-	4,720	1,654	14,581
Amortization of deferred AWN capacity revenue	-	647	292	2,337

Total wireless & AWN related revenue	-	25,052	13,015	75,774

Total revenue	$54,735	$78,465	$176,186	$237,354

Adjusted for prior year access reserve releases:
Total service and other revenue	54,735	53,413	163,171	161,580
Prior year access reserve releases	-	-	-	(3,502)
Adjusted total service and other revenue	54,735	53,413	163,171	158,078
Growth in service and other revenue	2.5%		3.2%

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Voice:
Consumer access lines	39,016	40,888	45,177
Business access lines	78,164	78,544	79,563

Voice ARPU consumer	$29.09	$26.73	$26.73
Voice ARPU business	$23.66	$23.53	$23.65

Broadband:
Consumer connections	33,488	34,895	38,257
Business connections (2)	19,125	18,976	18,765

ARPU consumer	$59.16	$60.37	$54.18
ARPU business (1) (2)	$218.54	$218.90	$195.04

(1)	Business broadband ARPU was restated to reflect the movement of Managed IT services revenue into a separate category.
(2)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

		Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long-Term Debt and Net Debt
(Unaudited, In Thousands)

	September 30,	December 31,
	2015	2014
2015 senior secured credit facilities due 2018	$90,000	$-
Debt issuance costs - 2015 senior secured credit facilities due 2018	(3,824)	-
2010 senior credit facility term loan due 2016	-	322,700
Debt discount - 2010 senior credit facility term loan due 2016	-	(1,014)
Debt issuance costs - 2010 senior credit facility term loan due 2016	-	(2,810)
6.25% convertible notes due 2018	104,000	114,000
Debt discount - 6.25% convertible notes due 2018	(5,141)	(7,242)
Debt issuance costs - 6.25% convertible notes due 2018	(1,132)	(1,659)
Capital leases and other long-term obligations	4,749	5,524
Total debt	188,652	429,499
Less current portion	(3,249)	(15,521)
Long-term obligations, net of current portion	$185,403	$413,978

Total debt	$188,652	$429,499
Plus debt discounts and debt issuance costs	10,097	12,725
Gross debt	198,749	442,224
Cash and cash equivalents	(42,104)	(31,709)
Net debt	$156,645	$410,515

Midpoint of 2015 run rate Adjusted EBITDA guidance	55,000

Net debt year end guidance	159,000

Net leverage at 2015 year end guidance	2.9x

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com